                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Walden Residential Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                       WALDEN RESIDENTIAL PROPERTIES, INC.
                               5080 SPECTRUM DRIVE
                                 SUITE 1000 EAST
                              ADDISON, TEXAS 75001
                                 (972) 788-0510

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 1999

To the Stockholders of
Walden Residential Properties, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Walden Residential Properties, Inc., a Maryland corporation (the "Company"), will be held at the Spectrum Center Conference Center, 5080 Spectrum Drive, Addison, Texas on June 2, 1999, at 10:00 a.m. local time, for the following purposes:

          1. To elect four directors to serve for a term of three years each or until their respective successors are elected and qualified or until their earlier resignation or removal;

          2. To ratify Deloitte & Touche LLP as the Company's independent auditors; and

          3. To transact such other business as may properly come before the Annual Meeting.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the Annual Meeting. Whether or not you plan to be present at the Annual Meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Copies of the Proxy Statement relating to the Annual Meeting and the Annual Report outlining the Company's operations for the year ended December 31, 1998 accompany this Notice of Annual Meeting of Stockholders.

Only holders of record of the Common Stock of the Company at the close of business on April 15, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of the Common Stock on the books of the Company after such record date.

                                         By Order of the Board of Directors,



                                         EDWARD H. HATZENBUEHLER
                                         Secretary
Dallas, Texas
April 28, 1999

                       WALDEN RESIDENTIAL PROPERTIES, INC.
                               5080 SPECTRUM DRIVE
                                 SUITE 1000 EAST
                              ADDISON, TEXAS 75001


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 2, 1999

     This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and Annual Report for the year ended December 31, 1998 are first being mailed to holders (the "Stockholders") of the common stock, par value $.01 per share (the "Common Stock"), of Walden Residential Properties, Inc., a Maryland corporation (the "Company"), on or about April 28, 1999, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be exercised at the Annual Meeting of Stockholders (the "Meeting") to be held at the Spectrum Central Conference Center, 5080 Spectrum Drive, Addison, Texas, on Wednesday, June 2, 1999, at 10:00 a.m.

     At the Meeting, the Stockholders will be asked to consider and vote on the following proposals (the "Proposals"):

     (i) The election of four directors to hold office for terms expiring at the 2002 annual meeting of stockholders;

     (ii) The approval and ratification of the selection of Deloitte & Touche LLP ("Deloitte & Touche") by the Board of Directors as independent auditors for the 1999 fiscal year; and

     (iii) Such other business as may properly come before the Meeting.

     The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

     Only Stockholders of record as of the close of business on April 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 24,447,817 shares of Common Stock issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company entitled to vote at the Annual Meeting. Each Stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

     Each share of Common Stock may be voted to elect up to four individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee for director must receive a plurality of the votes cast by the shares of Common Stock entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement. Approval of a majority of the shares of Common Stock represented and voting at the Meeting will be necessary for the ratification of the Board of Directors' selection of Deloitte & Touche as the Company's independent auditors for the 1999 fiscal year.

     Votes cast by proxy or in person will be counted by the person(s) appointed by the Company to act as inspector(s) for the Meeting. The election inspector(s) will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. For purposes of the Proposals to elect directors and ratify Deloitte & Touche, abstentions will not be counted as votes cast and will have no effect on the result of the vote on such Proposals.

     Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspector(s) will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

     Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors, and, immediately after reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the fiscal year ended December 31, 1998, return it in the envelope provided for that purpose. Valid proxies will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth therein, such proxies will be voted FOR the election of the nominees for director set forth in this Proxy Statement and FOR the ratification of the selection of Deloitte & Touche as the Company's independent auditors for the 1999 fiscal year. Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by giving written notice to the Secretary of the Company of such revocation, voting in person at the Meeting or executing and delivering to the Secretary of the Company a later-dated proxy.

     Each of the directors and executive officers of the Company has informed the Company that he or she will vote all of his or her shares of Common Stock in favor of all of the Proposals.

                            I. ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors of the Company shall be as set forth in the Company's Articles of Incorporation, as amended (the "Articles"), or as may be established by the Board of Directors but may not be fewer than the number required under the Maryland General Corporation Law nor more than 15 members. The Board of Directors currently consists of eleven members. At the Meeting, four directors are to be elected, Marshall B. Edwards, Robert L. Honstein, Arch K. Jacobson and Louis G. Munin, to hold office until the annual meeting of Stockholders held in the third year following the year of their election and until their successors are elected and qualify. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The following table sets forth for each nominee for election as a director of the Company his age, principal occupation, position with the Company, if any, and certain other information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     NAME                       AGE                   PRINCIPAL OCCUPATION                       DIRECTOR SINCE
     ----                       ---                   --------------------                       --------------
Marshall B. Edwards             54         Mr. Edwards has been a Director and the Chief          October 1993
                                           Acquisitions Officer of the Company since
                                           October 1993 and was elected President of
                                           the Company on June 8, 1995. On October 20,
                                           1997, Mr. Edwards was elected as Chief
                                           Executive Officer of the Company. Prior to
                                           joining the Company, Mr. Edwards served as
                                           President of Westglen Realty Advisors, Inc.
                                           from 1992 to 1993. From 1988 to 1992, Mr.
                                           Edwards was Executive Vice President of NHP
                                           Real Estate Corporation and President of NHP
                                           Acquisition Corporation, both affiliates of
                                           NHP, Inc., one of the largest owners and
                                           operators of multifamily rental housing in the
                                           United States. His principal responsibilities
                                           at NHP included the acquisition, financing,
                                           asset management and disposition of non-
                                           subsidized rental apartments. Mr. Edwards was
                                           previously with Walden from 1983 to 1988 as
                                           Vice President of Acquisitions and later as
                                           President of the management subsidiary of the
                                           Company's predecessor.

     NAME                       AGE                   PRINCIPAL OCCUPATION                       DIRECTOR SINCE
     ----                       ---                   --------------------                       --------------
Robert L. Honstein              43         Mr. Honstein has been a director of the Company        October 1997
                                           since October 1997. Mr. Honstein has been a
                                           member of Nassau Capital L.L.C., the
                                           investment manager for private investments
                                           of Princeton University's endowment, since
                                           1995. Prior thereto, Mr. Honstein was a Vice
                                           President at Princeton University Investment
                                           Company where he focused on the real estate
                                           investing nationwide for Princeton
                                           University's endowment from 1991 to 1995.
                                           Before Princeton, he was partner at Matrix
                                           Development Group, a commercial and
                                           industrial real estate development firm in
                                           New Jersey. Mr. Honstein serves as a
                                           Director of Corporate Realty Investment
                                           Company and Affordable Residential
                                           Communities.

Arch K. Jacobson                71         Mr. Jacobson retired in 1998 as President of          February 1994
                                           Jacobson-Berger Capital Group, Inc. at the
                                           time of its sale. Previously, Mr. Jacobson
                                           was Chairman and Chief Executive Officer of
                                           Union Pacific Realty Corporation (a
                                           subsidiary of Union Pacific Corporation)
                                           from 1986 to 1993. He was with the Real
                                           Estate Department of The Prudential
                                           Insurance Company from 1955 to 1980 and was
                                           President and Chief Executive Officer of the
                                           Prudential Development Company (a subsidiary
                                           of the Prudential Insurance Company) from
                                           1982 to 1986. Mr. Jacobson is a member of
                                           the Urban Land Institute, a director of
                                           Patriot American Hospitality, Inc. and a
                                           member of the Board of Trustees of the
                                           University of Mary Hardin Baylor.

     NAME                       AGE                   PRINCIPAL OCCUPATION                       DIRECTOR SINCE
     ----                       ---                   --------------------                       --------------
Louis G. Munin                  65         Mr. Munin retired in 1989 as Executive Vice           February 1994
                                           President and Chief Financial Officer of
                                           Lafarge Corporation (North America's largest
                                           cement manufacturer). Previously, he was
                                           with General Portland Cement from 1966 until
                                           it was acquired by Lafarge in 1981 where he
                                           served as Senior Vice President and Chief
                                           Financial Officer. Mr. Munin currently
                                           serves on the Boards of Directors of Lafarge
                                           Canada, Inc. and Chieftain International,
                                           Inc. and as a member of the Finance Council
                                           of the Catholic Diocese of Dallas. He is a
                                           Certified Public Accountant and a member of
                                           the American Institute of Certified Public
                                           Accountants and the Financial Executives
                                           Institute.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1998, the Board of Directors held four regular meetings and seven special meetings. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the fiscal year ended December 31, 1998.

         The Board of Directors has an Audit Committee, an Executive Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

         The Audit Committee is an advisory committee whose current members are Louis G. Munin, Robert L. Honstein and Arch K. Jacobson. The Audit Committee met six times during the fiscal year ended December 31, 1998. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and nonaudit fees and review the adequacy of the Company's internal accounting controls.

         The Executive Committee currently consists of Linda Walker Bynoe, Francesco Galesi, Mr. Honstein, Mr. Jacobson, Mr. Munin, and J. Otis Winters. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those relating to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors except for those which require action by all directors or the independent directors under the Articles or the Company's bylaws or under applicable law. The Executive Committee met five times during the fiscal year ended December 31, 1998.

         The Compensation Committee currently consists of Ms. Bynoe and Messrs. Galesi and Winters. The function of the Compensation Committee is to oversee and approve the Company's policy regarding overall compensation, management development, performance appraisal and Chief Executive Officer succession. The Compensation Committee has the specific responsibility for the compensation of the key executives and recommends to the Board of Directors compensation for the Chief Executive Officer and the executives that report directly to the Chief Executive Officer. The Compensation Committee also administers the Walden Residential Properties, Inc. 1994 Stock Option Plan, as amended (the "Stock Option Plan") and the Company's other benefit plans. The Compensation Committee met four times during the fiscal year ended December 31, 1998.

         The Nominating and Corporate Governance Committee currently consists of Ms. Bynoe and Messrs. Galesi, Honstein, Jacobson, Munin and Winters. The Nominating and Corporate Governance Committee selects the candidates for election as directors to be recommended to the Board of Directors for either filling vacancies that arise from time to time on the Board or for presenting to the stockholders at each annual meeting of stockholders. The committee also assists the Board of Directors in carrying out its responsibilities by reviewing corporate governance issues. The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 1998.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are paid a $15,000 annual retainer, with an additional $5,000 retainer being paid to each member of the Executive Committee (which amount is payable in shares of restricted stock) and an additional $5,000 retainer payable to each committee chairperson. In addition, each non-employee director receives a fee of $1,500 for attending each meeting of the Board of Directors and an additional fee of $1,000 for attending each committee meeting. Directors who are employees of the Company are not paid any director's fees. The Company may reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company.

         The Stock Option Plan provides each director who is not an employee of the Company and who is serving as a director on such date with automatic annual grants of options to purchase 5,000 shares of Common Stock, within five days following each annual meeting of Stockholders. Each of the current non-employee directors was granted an option to acquire 5,000 shares of Common Stock in 1998. Each such non-employee director option is exercisable on the first anniversary of the date such option was granted. The exercise price of each such non-employee director option is the greater of the fair market value of the shares of Common Stock on the date of the grant or the average of the closing prices of the Common Stock on the 20 business days preceding the date of grant. Each non-employee director option will expire on the tenth anniversary of the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Ms. Bynoe and Mr. Galesi neither of whom is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as an officer, director or member of any entity, an executive officer or director of which is a member of the Compensation Committee.


                        EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors at its first meeting following the annual meeting of Stockholders. The following table sets forth the names and ages of the executive officers and directors of the Company and the positions held with the Company by each individual.

      NAME                          AGE                         TITLE
      ----                          ---                         -----
EXECUTIVE OFFICERS
------------------
Michael E. Masterson................55         Chairman of the Board of Directors
Marshall B. Edwards.................54         President, Chief Executive Officer and Director
Mark S. Dillinger...................47         Executive Vice President, Chief Financial Officer and Director
Theodore M. Kerr....................40         Executive Vice President--Property Operations

DIRECTORS
---------
Don R. Daseke.......................59         Chairman Emeritus
Maxwell B. Drever...................58         Chairman Emeritus
Linda Walker Bynoe..................46         Director
Francesco Galesi....................68         Director
Robert L. Honstein..................43         Director
Arch K. Jacobson....................71         Director
Louis G. Munin......................65         Director
J. Otis Winters.....................66         Director
--------------------------------------

OFFICERS

         For a description of the business experience of Mr. Edwards, see "Election of Directors" above.

         Michael E. Masterson. Mr. Masterson has been Chairman of the Board and a director of the Company since October 1997. Prior thereto, Mr. Masterson was Executive Vice President of Drever Partners, Inc. from 1989 to 1992 and President of Drever Partners, Inc. from 1992 to October 1997. As President of Drever Partners, Inc. Mr. Masterson was responsible for the overall administration of Drever Partners, Inc. and its subsidiaries, he coordinated institutional financing and oversaw the several joint ventures in which institutions were investors. From 1986 to 1989, he was President of Asset Development and Management, Inc. in San Francisco, a company charged with the management of a major portion of the commercial REO portfolio of BA Properties I, subsidiary of Bank of America. Prior to that (1984-1988), Mr. Masterson held the positions of Executive Vice President and President, respectively, of The Innisfree Companies and IMG Financial of Sausalito, major San Francisco Bay Area real estate development and marketing concerns. His projects have won numerous awards, including the U.S. Department of Energy National Energy Award, awards from the City and County of Honolulu and the Pacific Coast Builders Choice Grand Award.

         Mark S. Dillinger. Mr. Dillinger has been Executive Vice President and Chief Financial Officer of the Company since October 1993. Mr. Dillinger joined The Walden Group, Inc. ("Walden Group"), one of the Company's predecessor entities, in 1982 and has served as Executive Vice President and the Chief Financial Officer of Walden Group since 1987. Mr. Dillinger is a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investment Trusts and the National Multi-Housing Council.

         Theodore M. Kerr. Mr. Kerr has been Executive Vice President--Property Operations of the Company since March 1, 1999. From October 1997 through February 1999, Mr. Kerr headed up the Company's Asset Management division and was primarily responsible for the Company's repositioning program, as well as overseeing strategies for maximizing the performance of the Company's individual properties and its portfolio as a whole. Mr. Kerr joined Drever Partners, Inc. in 1992 as its director of asset management. In that capacity, he was responsible for the oversight of the portfolio's performance and played a primary role in the implementation of enhancement programs at a number of Drever properties. From 1985 to 1992, Mr. Kerr was with the Bank of America where he was promoted to Vice President in charge of managing a diverse real estate and loan portfolio valued in excess of $100 million.

DIRECTORS

         Set forth below is a description of the business experience of each of the directors continuing in office after the Annual Meeting. For a description of the business experience of Messrs. Honstein, Jacobson and Munin, see "Election of Directors" above.

         Linda Walker Bynoe. Ms. Bynoe has been a Director of the Company since February 1994. Ms. Bynoe is the President and Chief Operating Officer of Telemat Ltd., a private investment and project management company located in Chicago, Illinois. She was previously with Morgan Stanley from 1978 to 1989 where she served as Vice President -- Capital Markets. Ms. Bynoe, a certified public accountant, was on the audit staff of Arthur Andersen & Co. from 1974 to 1976. She currently serves on the Boards of Directors of the American Odyssey Funds, Inc. and Chart House Enterprises, Inc. Ms. Bynoe is also a Trustee of The Museum of Contemporary Art in Chicago and a member of The Economic Club of Chicago and The Financial Research and Advisory Committee of The Commercial Club. Ms. Bynoe's term as a director of the Company expires at the 2000 annual meeting of stockholders.

         Don R. Daseke. Mr. Daseke has been a Director of the Company since its formation in September 1993 and Chairman of the Board of Directors and Chief Executive Officer of the Company from October 1993 to October 1997. In October 1997, Mr. Daseke resigned as Chairman of the Board and Chief Executive Officer and was elected as Chairman Emeritus of the Company. He has been the Chairman of the Board of Directors, President and Chief Executive Officer of Walden Group and its predecessor since 1974. Mr. Daseke is a Certified Public Accountant and a member of the American, Connecticut and New York Institutes of Certified Public Accounts, Chairman of the Board of Galapagos Studios, Inc., Chairman of the Board of Netier Technologies, Inc., Chairman of the Board of U.S. Telephone Holding, Inc., Director of Promise House and has served on the Board of Trustees of DePauw University since 1984.

         Maxwell B. Drever. Mr. Drever has been Chairman Emeritus and a director of the Company since October 1997. From 1985 until October 1997, Mr. Drever was Chairman of Drever Properties, Inc., which along with certain of its affiliates, was the general partner of the partnerships from which the Company acquired a 79 property portfolio consisting of approximately 18,100 apartment units. In his capacity as Chairman of Drever Partners, Inc., he set company policies and devised strategies relevant to the acquisition, enhancement and management of the company's 79 apartment properties in Texas, Georgia, Arizona and California. From 1970 to 1985, Mr. Drever was President of Drever, McIntosh, Inc., acquiring, refurbishing and managing 60 projects in Seattle, Memphis, Columbus, Tampa and other comparable cities. Mr. Drever is a Director of the National Multi Housing Council and a Full Member of the Urban Land Institute.

         Francesco Galesi. Mr. Galesi has been the Chairman of the Board and sole equity holder of each entity constituting the Galesi Group since 1969. The Galesi Group consists of a group of privately owned entities that invest in real estate, telecommunications and manufacturing. These entities own and develop numerous townhome developments and apartment complexes located in Florida, Texas, Georgia and Colorado, office buildings in New York and Texas, and 10 million square feet of industrial parks. Mr. Galesi currently serves on the Board of Directors of LDDS WORLDCOM, the fourth largest long distance telephone company. In 1978, Mr. Galesi received the Award of Achievement from President Carter for his contribution to economic development in the United States. Mr. Galesi's term as a director of the Company expires at the 2001 annual meeting of stockholders.

         J. Otis Winters. Mr. Winters has been the Chairman of the Board of PWS Group, Inc. (formerly Pate, Winters & Stone, Inc.), a corporate consulting firm, since 1990. He previously served as Executive Vice President and Director of The Williams Companies and Executive Vice president and Director of the First National Bank and Trust Co. of Tulsa, Oklahoma. Mr. Winters currently serves on the Boards of Directors of AMX Corporation, Chancellor Media Corporation and Dynegy, Inc. He is a registered professional engineer (Oklahoma). Mr. Winters' term as a director of the Company expires at the 2001 annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to annual and long-term compensation for the periods ended December 31, 1998, 1997 and 1996, accrued with respect to each of the Company's executive officers (the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                      Compensation
                                                      Annual Compensation                Awards
                                            --------------------------------------       ------
                                                                                       Securities
         Name and                                                     Other Annual     Underlying       All Other
     Principal Position          Year       Salary        Bonus       Compensation      Options       Compensation
     ------------------          ----       ------        -----       ------------      -------       ------------
Michael E. Masterson(1).......   1998      $250,000     $    --        $4,030(2)          --             $ --
  Chairman of the Board          1997      $ 62,500     $    --        $ --            225,000           $ --

Marshall B. Edwards...........   1998      $304,500     $    --        $3,363(2)          --             $4,999(3)
  President and Chief            1997      $260,900     $    --        $ --            190,000           $4,750(3)
  Executive  Officer             1996      $240,000     $ 110,000        --            125,000           $7,220(3)

Mark S. Dillinger.............   1998      $200,000     $    --        $3,363(2)          --             $4,802(3)
  Executive Vice President       1997      $172,000     $    --        $ --            125,000           $4,208(3)
  and Chief Financial Officer    1996      $165,000     $  59,000      $ --             75,000           $6,882(3)


Theodore M. Kerr(4)...........   1998      $135,000     $    --        $ --               --             $4,162(3)
  Executive Vice President--     1997      $ 33,750     $    --        $ --             44,000           $1,013(3)
  Property Operations


-------------

(1) Mr. Masterson became an executive officer of the Company in October 1997. Prior to that, he was not employed by the Company; therefore, his compensation numbers for 1997 reflect only the period from October to December 1997.

(2) Represents the compensation amounts paid to offset tax consequences resulting from subsidiary restricted stock awards.

(3)      Represents the Company's matching contribution under its 401(k) Plan.

(4) Mr. Kerr became an executive officer of the Company in March 1999 and began his employment with the Company in October 1997. His compensation information reflects compensation paid to him in other capacities with the Company since October 1997.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1998 held by the Executive Officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                  Number of Securities
                                                                       Underlying                   Value of Unexercised
                                                                       Unexercised                       in-the-Money
                                                                 Option/SARs at Fiscal             Options/SARs at Fiscal
                               Shares                                  Year-End                          Year End(1)
                             Acquired on                     ----------------------------     -----------------------------
          Name                Exercise     Value Realized    Exercisable    Unexercisable     Exercisable     Unexercisable
          ----               -----------   --------------    -----------    -------------     -----------     -------------
Michael E. Masterson.......       --         $    --            56,250         168,750          $    --         $    --
Marshall B. Edwards........      5,000       $  26,875         295,000         170,000          $ 178,500       $    --
Mark S. Dillinger..........     17,175       $  39,816         172,825         110,000          $  98,562       $    --
Theodore M. Kerr...........       --         $    --            11,000          33,000          $    --         $    --


---------------

(1) The fair market value on December 31, 1998 of the Common Stock underlying the options was $20.44 per share.

EMPLOYMENT AGREEMENTS

         Each of Messrs. Edwards and Dillinger has entered into an employment agreement with the Company that expires on October 20, 2002 and February 5, 2002, respectively, each of Messrs. Masterson and Drever has entered into an employment agreement with the Company that expires on October 1, 2002 and Mr. Kerr has entered into an employment agreement with the Company that expires on March 1, 2002 (collectively, the "Employment Agreements"). The Employment Agreements provide annual salaries for each of such executives, subject to increase at the discretion of the Board of Directors. The Employment Agreement for Mr. Masterson grants him the right, on the second and third anniversaries of the date of execution (October 1, 1999 and October 1, 2000), respectively, to resign as an officer of the Company and to be engaged as a consultant for the remainder of the term of the Employment Agreement. Pursuant to the terms of the Settlement and Employment Agreement entered into between the Company and Mr. Daseke in connection with his resignation as Chairman of the Board and Chief Executive Officer of the Company, Mr. Daseke is to serve as Chairman Emeritus of the Company until October 2000.

         Each of the employment agreements, other than Mr. Daseke's, provides for the following terms:

         o If the executive is terminated as a result of (1) any intentional act of fraud, embezzlement or theft constituting a felony or the continued willful refusal to perform his duties, or (2) any reduction in his salary or job function or required relocation, the executive will be entitled to receive an amount equal to the highest annualized rate of salary prior to the termination date.

         o The payment of severance compensation of up 2.99 times the executive's compensation, including both salary and cash bonus, in the event the executive is terminated without cause or by constructive discharge within three years following our merger or consolidation with another entity.

Each employment agreement also prohibits the executive from competing against us during the term of employment.

                      REPORT OF THE COMPENSATION COMMITTEE
                        ON EXECUTIVE OFFICER COMPENSATION

         The following report of the Compensation Committee of the Company's Board of Directors (the "Committee") and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any document so filed.

COMMITTEE RESPONSIBILITIES

         The Committee is responsible for establishing, overseeing and approving the Company's policy regarding overall compensation, management development and performance appraisal. The Committee, composed entirely of independent, non-employee directors, has specific responsibility for the compensation of the Executive Officers and recommends, on an annual basis, to the Board of Directors compensation for the Chief Executive Officer and the other Executive Officers who report directly to him. The Committee is also responsible for administering the Stock Option Plan.

         The Committee serves pursuant to a charter adopted by the Board of Directors which, among other things, directs the Committee to assure the Board of Directors that the officers and key management personnel are effectively compensated in terms of salaries, supplemental compensation and benefits. This responsibility includes a continuing evaluation to determine whether the Company's overall compensation is internally equitable, externally competitive and that such compensation provides stockholder value.

GENERAL COMPENSATION POLICIES

         The Committee's philosophy for compensating executive officers is that an incentive based compensation system tied to the Company's financial performance and stockholder return will best align the interests of its executive officers with the objectives of the Company and its stockholders. In accordance with this philosophy, the Committee oversees the implementation of a compensation system designed to meet the Company's financial objectives by making a significant portion of an executive officer's compensation dependent upon both the Company's and such executive's performance. The Committee bases its compensation program on the following principles:

         o Compensation levels are evaluated using surveys and analyses of the real estate investment trust ("REIT") industry and of a selected group of peer companies.

         o The Company's executive compensation program consists of the following elements:

                           (i)      a base salary which results from an
                                    assessment of each executive's level of
                                    responsibility and experience, individual performance and contributions to the Company;

                           (ii) annual incentives that are directly related to the performance of the executive's department and the financial performance of the Company as a whole; and

                           (iii) grants of stock options designed to motivate individuals to enhance long-term profitability of the Company and the value of the Common Stock.

         o Incentive Compensation is designed to reward the achievement of both short and long-term Company objectives.

         o The Company's executive compensation program provides significant equity-based, long-term incentives that encourage the long-term ownership of Common Stock in order to provide a mutuality of interests between the executive officers and the Company's stockholders.

         The process used by the Committee in evaluating executive compensation is also based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors in determining an executive officer's compensation level. At the end of each fiscal year, the Committee reviews annual salary and bonus proposals made under the direction of the Chief Executive Officer and then recommends, with any modifications it has deemed appropriate, such proposals to the full Board of Directors for its approval.

         BASE SALARY

         Each of the Executive Officers has entered into an employment agreement with the Company, which employment agreements are described under the caption "Employment Agreements" contained in this Proxy Statement. Pursuant to the terms of such employment agreements, the base salary levels of the Executive Officers are to be reviewed and determined annually by the Committee. Recommendations for compensation of the Executive Officers are provided by the Chief Executive Officer after annual evaluations of individual contributions to the business of the Company are held with each Executive Officer. No formal performance ratings are assigned as a result of this performance evaluation process. The Committee generally believes that, in order to attract and retain qualified executives, it is necessary to provide market competitive compensation. Accordingly, the base salary of each Executive Officer is determined from a market competitive and performance based evaluation of the responsibilities of the position held and the experience of that particular individual compared to other companies of similar size and complexity in the same industry. To assess market compensation levels, the Committee relies on REIT industry analyses and reports, as well as reports and analyses prepared by independent third party consultants.

         ANNUAL INCENTIVES

         Executives are also eligible for annual incentive awards, designed to make a significant part of an executive's annual compensation contingent upon the achievement of certain performance targets. The Executive Officers participate in a bonus incentive program under which the individual executives are eligible for annual cash bonuses. Bonuses are determined primarily on the basis of a comparison of actual performance against pre-established goals and are, in part, based on the discretion of the Committee. For 1998 bonus awards, the Committee considered the following performance measures: (i) achieving a specific level of growth in funds from operations (which the Company generally considers to be an appropriate measure of the performance of an equity REIT);
(ii) producing a total return (stock price change plus dividends paid) to stockholders which exceeds that of certain of the Company's peers; and (iii) receipt of an investment grade rating for the Company's debt securities. The maximum amount available for payment of annual incentive awards to all the Executive Officers has been established at 50% of the executive group's aggregate base compensation. Individual bonus awards can vary from an Executive Officer receiving no bonus to up to 100% of an Executive Officer's base salary. No cash bonuses were paid to the Executive Officers for 1998 because the performance measures were not met.

LONG-TERM INCENTIVES

         In keeping with the Committee's philosophy to provide long-term incentives to executive officers and other key employees, stock options are granted at the then existing fair market value to executive officers and other key employees on a periodic basis. The Committee establishes the number of options granted based upon REIT industry data and upon each individual's base salary.

CEO PERFORMANCE EVALUATION

         The Committee recommends to the Board of Directors for its approval the compensation for all executives, including the Chief Executive Officer (the "CEO"). In determining the CEO's salary for 1998, the Committee compared the CEO's salary to that of the chief executive officers of Walden's peers set forth above and set the CEO's salary at a rate competitive with other chief executive officers with comparable duties. The CEO received no cash bonus for 1998.

TAX CONSIDERATIONS

         The Committee has reviewed the federal tax legislation which makes certain "non-performance based" compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the Executive Officers of the Company currently receives performance-based compensation at or near the $1,000,000 maximum, the Committee has carefully considered the impact of this tax legislation and has taken steps which are designed to minimize its future effect, if any.


                           Linda Walker Bynoe
                           Francesco Galesi
                           J. Otis Winters

                             STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock, with the cumulative total return of the S&P 500 Index and the Company's peer group (the "Walden Peer Group"), assuming the investment of $100 on February 2, 1994 (the date the Common Stock began trading) and the reinvestment of dividends. The companies in the Walden Peer Group are as follows: Apartment Investment and Management Company, Archstone Communities Trust, AvalonBay Communities, Inc., Camden Property Trust, Equity Residential Properties Trust, Post Properties, Inc. and United Dominion Realty Trust.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG THE COMPANY, S&P 500 INDEX
                              AND WALDEN PEER GROUP

                                    [GRAPH]

                                                                                PERIOD ENDING
                                                  ------------------------------------------------------------------------
Index                                             2/2/94     12/31/94     12/31/95      12/31/96     12/31/97     12/31/98
--------------------------------------------------------------------------------------------------------------------------
Walden Residential Properties, Inc.               100.00        98.03       126.02        163.46       181.03       157.34
S&P 500                                           100.00        97.88       134.66        165.44       220.65       283.71
Walden Peer Group                                 100.00       106.49       119.80        164.03       191.73       175.01

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 2, 1998, the Company issued to Marshall B. Edwards, Michael E. Masterson, Maxwell B. Drever and Theodore M. Kerr 45,000 shares, 20,202 shares, 12,121 shares and 3,000 shares, respectively, of Common Stock, at a purchase price of $24.75 per share (the closing price on the New York Stock Exchange on that date). Additionally, on such date Mr. Edwards and Mark S. Dillinger acquired an additional 5,000 shares and 5,175 shares, respectively, of Common Stock upon the exercise of vested options at a price of $19.25 per share. Each of Mr. Edwards and Mr. Masterson paid 10% of the purchase price in cash; each of Mr. Dillinger and Mr. Kerr paid 5% of the purchase price in cash; and Mr. Drever paid 15% of the purchase price in cash. The remaining balances of the purchase prices are evidenced by notes payable to the Company bearing interest at 7% per annum, payable quarterly, and due in February 2003. These notes are secured by the shares purchased and are recourse as to the principal amount to each of such officers.

         On September 1, 1998, the Company issued to Mr. Edwards, Mr. Masterson and Mr. Dillinger 11,049 shares, 4,419 shares and 7,500 shares, respectively of Common Stock, at a purchase price of $22.625 (the closing price on the New York Stock Exchange on that date). Each of Messrs. Edwards, Masterson and Dillinger paid 10% of the purchase price in cash. The remaining balances of the purchase prices are evidenced by notes payable to the Company bearing interest at 7% per annum, payable quarterly, and due in August 2003. These notes are secured by the shares purchased and are recourse as to the principal amount to each of such officers.

         At March 31, 1999, Ms. Bynoe and Messrs. Edwards, Masterson, Dillinger, Drever, Kerr, Jacobson, Munin and Winters had balances of $9,687.50, $2,332,579.01, $1,439,979.88, $738,747.81, $254,995.54, $165,529.43, $48,437.50,
$19,375.00 and $48,437.50 respectively, under notes payable to the Company relating to stock purchases.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of March 31, 1999 (except as noted in the footnotes to such table), by each person or group within the meaning of Section 13(d)(3) of the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

                                                                 NUMBER OF
                                                                  SHARES
                  NAME AND ADDRESS                             BENEFICIALLY             PERCENT
                 OF BENEFICIAL OWNER                               OWNED                OF CLASS
                 -------------------                               -----                --------
     Don R. Daseke..........................................    1,287,046(1)              5.1%
       1625 West Crosby Road
       Suite 100
       Carrollton, Texas 75006

     Yale University........................................    1,255,875(2)              5.1%
       230 Prospect Street
       New Haven, Connecticut  06511

     Westdale Properties America I, Ltd.....................    1,224,300(3)              5.0%
       3300 Commerce
       Dallas, Texas  75226

(1) Includes 530,699 shares of Common Stock owned of record by The Walden Group, Inc., of which Mr. Daseke is the holder of 90% of the common stock and the sole director, and 720,000 shares of Common Stock which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan

(2) This information is provided in reliance on a Schedule 13G filed with the SEC on or about February 16, 1999 by Yale University.

(3) This information is provided in reliance on Amendment No. 1 to Schedule 13D filed with the SEC on or about March 1, 1999 by Westdale Properties America I, Ltd., JGB Ventures I, Ltd., JGB Holdings, Inc., Westdale 2000 Inc., Trivestment Holdings Limited, 657330 Ontario, Inc., Joseph
         G. Beard ("Beard") and Ronald Kimmel (collectively, the "Reporting Persons"). This number does not include 16,900 shares of Common Stock beneficially owned by Beard separately from the shares beneficially owned by the Reporting Persons.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of March 31, 1999, by each director, each nominee for director, each Executive Officer and by all Executive Officers and directors as a group:


                  NAME AND ADDRESS                             NUMBER OF SHARES         PERCENT
                 OF BENEFICIAL OWNER                          BENEFICIALLY OWNED        OF CLASS
                 -------------------                          ------------------        --------
Michael E. Masterson...................................            140,796(3)               (4)
Marshall B. Edwards....................................            451,110(5)              1.8%
Mark S. Dillinger......................................            232,565(6)               (4)
Theodore M. Kerr.......................................             20,063(7)               (4)
Maxwell B. Drever......................................            100,576(8)               (4)
Linda Walker Bynoe.....................................             23,837(9)               (4)
Don R. Daseke..........................................          1,287,046(10)             5.1%
Francesco Galesi.......................................            728,399(11)             2.9%
Robert L. Honstein.....................................                459(12)              (4)
Arch K. Jacobson.......................................             27,059(9)               (4)
Louis G. Munin.........................................             26,459(9)               (4)
J. Otis Winters........................................             21,459(13)              (4)
All Directors and Executive Officers (12 persons)......          3,059,828                11.5%

-----------------

(1) The business address of all the persons named above is c/o Walden Residential Properties, Inc., 5080 Spectrum Drive, Suite 1000 East, Addison, Texas 75001, except for Mr. Daseke whose address is 1625 West Crosby Road, Suite 100, Carrollton, Texas 75006.

(2) Except as otherwise indicated, (i) the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, and (ii) none of the shares shown in this table or referred to in the footnotes hereto are shares of which the persons named in this table have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) promulgated under the Exchange Act.

(3) Includes 56,250 shares of Common Stock which Mr. Masterson has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan. Does not include 300,556 shares of Common Stock issuable upon the exchange of units of beneficial interest of Walden/Drever Operating Partnership, L.P. ("OP Units") held by Mr. Masterson which become exchangeable on October 1, 1999.

(4)      Less than 1%.

(5) Includes 295,000 shares of Common Stock which Mr. Edwards has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 23,000 restricted shares of Common Stock, which shares are subject to certain transfer restrictions which lapse over time.

(6) Includes 172,825 shares of Common Stock which Mr. Dillinger has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 11,000 restricted shares of Common Stock, which shares are subject to certain transfer restrictions which lapse over time.

(7) Includes 11,000 shares of Common Stock which Mr. Kerr has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan. Does not include 24,945 shares of Common Stock issuable upon the exchange of OP Units which held by Mr. Kerr become exchangeable on October 1, 1999.

(8) Includes 87,500 shares of Common Stock which Mr. Drever has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan. Does not include 1,440,112 shares of Common Stock issuable upon the exchange of OP Units held by Mr. Drever which become exchangeable on October 1, 1999.

(9) Includes 20,000 shares of Common Stock which such person has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 1,459 restricted shares of Common Stock, which shares are subject to certain transfer restrictions which lapse over time (the "Director Restricted Shares").

(10) Includes 530,699 shares of Common Stock owned of record by The Walden Group, Inc., of which Mr. Daseke is the holder of 90% of the common stock and the sole director, and 720,000 shares of Common Stock which Mr. Daseke has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan.

(11) Consists of 711,940 shares of Common Stock which entities controlled by Mr. Galesi have the right to acquire pursuant to the Interests held in Walden Operating Partnership, L.P., a Georgia limited partnership and an affiliate of the Company ("Walden Operating Partnership"), 15,000 shares of Common Stock which Mr. Galesi has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 459 Director Restricted Shares.

(12)     Consists of 459 Director Restricted Shares.

(13) Includes 15,000 shares of Common Stock which Mr. Winters has the right to acquire through the exercise of options granted pursuant to the Stock Option Plan and 1,459 Director Restricted Shares.

                    II. RATIFICATION OF INDEPENDENT AUDITORS


       The Board of Directors selected Deloitte & Touche as the Company's independent auditors for the year ending December 31, 1999. The Board of Directors, upon recommendation of its Audit Committee, has appointed Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1999. Deloitte & Touche has been serving as the independent auditors of the Company (including its predecessors) since 1979.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


       Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. Officers, directors and stockholders who own more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of all
Section 16(a) reports they file.

       To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.


                             INDEPENDENT ACCOUNTANTS


       Deloitte & Touche served as the Company's independent accountants for the fiscal year ended December 31, 1999. A representative of Deloitte & Touche will be present at the Meeting to answer any appropriate questions and to make a statement if that person desires to do so.


                              STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at the 2000 annual meeting of stockholders of the Company must be received by the Secretary of the Company at the Company's principal executive office no later than December 31, 1999, in order to be included in the proxy statement and form of proxy for such meeting.

                            EXPENSES OF SOLICITATION

       The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telecopy or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. Corporate Investor Communications has been retained to assist in the solicitation of proxies for a fee not to exceed $2,000, plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, Corporate Investor Communications.


                                  OTHER MATTERS

       The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                                        By Order of the Board of Directors,





                                        EDWARD H. HATZENBUEHLER
                                        Secretary


April 28, 1999
Dallas, Texas



       STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

                                REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     OF WALDEN RESIDENTIAL PROPERTIES, INC.



    The undersigned hereby appoint(s) Michael E. Masterson and Mark S. Dillinger, or either of them, with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present, to cast all votes which the undersigned would be entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") of Walden Residential Properties, Inc. (the "Company") to be held on Wednesday, June 2, 1999, at the Spectrum Center Conference Center, 5080 Spectrum Drive, Addison, Texas, commencing at 10:00 a.m., local time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:


    1.  Election of directors.

  [ ]   FOR the nominees listed below       [ ] WITHHOLD AUTHORITY to vote for
        (except as indicated to the             the nominees listed below
        contrary)

                 Marshall B. Edwards         Robert L. Honstein
                 Arch K. Jacobson            Louis G. Munin

    Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) here:
                        ------------------------------------------------------

                        ------------------------------------------------------


    2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL
2. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

    Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director and for Proposal 2. Accordingly, please complete, sign, date and return envelope. No postage is required for mailing in the United States.


Date: ___________, 1999             -----------------------------------
                                                Signature(s)



                                    -----------------------------------
                                                Signature(s)


                                    IMPORTANT: Please date this proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.